Exhibit 3(ii)

BY-LAWS

OF

McCORMICK & COMPANY, INCORPORATED

AMENDED AND RESTATED AS OF

MAY 25, 2010

ARTICLE I.

1. Principal Office. The principal office shall be at 18 Loveton Circle, Sparks, Maryland 21152-6000.

The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

2. Seal. The seal of the Corporation shall be in circular form with the words:

McCormick & Company, Incorporated

Maryland 1915

encircling a large Mc.

ARTICLE II.

Stockholders’ Meetings.

3. Place of Meeting. All meetings of the stockholders shall be held at the time and place determined by the Board of Directors of the Corporation.

4. Annual Meeting. An annual meeting for the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held on the last Wednesday in March of every year beginning with the year 2009.

5. Notice of Annual Meetings; Waiver of Notice.

(a) Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation.

(b) Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy.

6. Quorum; Voting; Adjournments.

(a) Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except as provided in the next sentence.

(b) Except as provided in Section 21 of these By-Laws or as otherwise required by law or the Charter, each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality at the meeting at which a quorum is present. For purposes of this Section 6(b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(c) Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by the chair of the meeting or by a majority vote of the stockholders present in person or by proxy to a date not more than one-hundred and twenty (120) days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

7. General Right to Vote; Proxies.

(a) Except where the Charter limits or denies voting rights or provides for a greater or lesser number of votes per share, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

(b) A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a facsimile, telegram, cablegram, datagram, or other means of electronic transmission, to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission.

(c) Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

8. List of Stockholders. A complete record of stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each shall be maintained in the offices of the Corporation.

9. Special Meetings.

(a) At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.

(b) Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only as may be required by law and only if requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months.

(c) Business transacted at all special meetings shall be confined to the objects stated in the call.

10. Conduct of Business and Voting.

(a) At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualifications of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chair of the meeting.

(b) If demanded by stockholders, present in person or by proxy, entitled to cast 25% in number of votes entitled to be cast, or if ordered by the chair of the meeting, the vote upon any election or question before the meeting shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.

(c) One or more inspectors may be appointed to act at any meeting by the chairman of the meeting or by the Board of Directors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

11. Director Nominations and Other Stockholder Proposals.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (A) was a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the provisions of this Section 11.

(b) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

(c) Such stockholder’s notice shall set forth:

(1) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such director nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such director nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) all information about such director nominee that is set forth in a questionnaire provided by the Corporation regarding such person’s background and qualifications; (iii) a representation on behalf of such stockholder and such director nominee that the director nominee has no agreements with any third party relating to voting or compensation; (iv) the agreement of such director nominee to abide by applicable confidentiality, governance, conflicts, stock ownership and trading policies of the Corporation; and (v) the class and number of shares of capital stock of the Corporation that are beneficially owned by such person.

(2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made;

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and (if applicable) the director nominee (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (if applicable) director nominee, (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (if applicable) such director nominee, (iii) a description of any agreement, arrangement, or understanding that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, and (if applicable) such director nominee, on whose behalf the proposal is made, or any of their respective affiliates or associates the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or such beneficial owner, and (if applicable) such director nominee or their respective affiliates and associates with respect to shares of capital stock of the Corporation, including but not limited to any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, and (iv) a representation that the stockholder will update or supplement the foregoing information as of the record date for the meeting not later than 10 days after the record date for the meeting; and

(4) the announcement of a postponement of an annual meeting after notice of the meeting has been given or an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 11(c).

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the special meeting has been called in accordance with Section 9 for the purpose of electing directors, by any stockholder of the Corporation who (A) is a stockholder of record both at the time of giving of notice provided for in this Section 11(d) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the provisions of this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more persons to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing all of the information required by Section 11(c), shall have been delivered to the Secretary of the

Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The announcement of a postponement of a special meeting after notice of the meeting has been given or an adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 11(d).

(e) For purposes of this Section 11, the term “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones New Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 11, a stockholder also shall comply with any applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE III.

Directors – Management of Corporation Vested in Directors.

12. Management Vested in Directors.

(a) The business and affairs of this Corporation shall be managed under the direction of its Board of Directors. Except as provided in Section 21 of these By-Laws, directors shall be elected at the Annual Meeting of Stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify, or until his death, resignation or removal.

(b) If a nominee who is already serving as a director is not elected in accordance with these By-Laws, the director shall offer to tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating/Corporate Governance Committee shall promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. The Board shall take action with respect to the Committee’s recommendation and publicly disclose its decision and the rationale behind it no later than 90 days following the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.

(c) A director who is an employee of the Corporation shall cease to be a director concurrent with his termination, resignation or retirement from active employment; provided however, that the Chairman of the Board of Directors may continue to serve until the next Annual Meeting of Stockholders following his retirement from active employment.

(d) The Board of Directors shall keep minutes of its meetings and a full account of its transactions.

(e) The number of directors may, by a vote of a majority of the entire Board of Directors, be increased or decreased to such number (not less than six, nor, unless this Section has been amended by the Board, more than 20) as the Board of Directors may deem proper or expedient, but such action shall not affect the tenure of any director.

13. Chairman and Vice Chairman of the Board of Directors. The Board shall from time to time designate one of its members as Chairman of the Board of Directors and may designate another of its members as Vice Chairman of the Board of Directors. It shall be the duty of the Chairman of the Board of Directors to preside at all meetings of the Board and of stockholders, and of the Vice Chairman, if any, to preside at such meetings in the absence of the Chairman.

14. Residual Power in Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts as are not by statute, or by the certificate of incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders.

15. Compensation of Directors. The Board of Directors shall by resolution determine what, if any, fees shall be paid to the directors for their services as members of the Board. Expenses of attendance, if any, may be allowed for attendance at each or any regular or special meeting of the Board.

16. Annual Meeting of the Board of Directors. After each meeting of stockholders at which the Board of Directors shall have been elected, the Board of Directors shall meet for the purpose of organization, and the transaction of other business at such time and place as may be designated by the stockholders at said meeting or, in the absence of such designation, shall meet as soon as practicable at such place as may be designated by the Board of Directors. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute a meeting, provided a majority of the whole Board shall be present.

17. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

18. Special Meetings. Special Meetings of the Board may be called by the Chairman of the Board, the President, or the Secretary by notice served personally upon each director, or mailed, telegraphed or telephoned to his address as shown upon the books of the Corporation. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and with like notice on the written request of a majority of the directors.

19. Quorum. At all meetings of the Board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these By-Laws.

20. Removal of Directors. At any meeting of stockholders called for the purpose, any director may, by the vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from office, with or without cause, and another may be appointed in place of the person so removed, which other shall serve for the remainder of the term.

21. Vacancies on Board of Directors. If any member shall die or resign, or if the stockholders shall remove any director without appointing another in his place, a majority of the remaining directors (although such majority is less than a quorum) may elect a successor to hold office for the unexpired portion of the term of the director whose place shall have become vacant and until his successor shall have been duly chosen and qualified. Vacancies in the Board of Directors created by an increase in the number of directors may be filled by the vote of a majority of the entire Board, as constituted prior to such increase, and directors so elected by the Board to fill such vacancies shall hold office until the next succeeding annual meeting of the stockholders and thereafter until their successors shall be elected and qualified.

22. Committees.

(a) The Board of Directors, by resolution, is authorized to appoint an Executive Committee from among its members and grant to such committee any and all powers and duties authorized by the applicable provisions of the Annotated Code of Maryland, including specifically the authority for members of the Executive Committee present at a meeting whether or not a quorum is present, to appoint a member of the Board of Directors to act in the place of an absent member of the Executive Committee.

(b) The Board of Directors, by resolution, may provide for such other standing or special committees from among the directors or employees of the Corporation, as the Board deems desirable, necessary or expedient, and may discontinue the same at the Board’s pleasure. Each such committee shall have such power and perform such duties not inconsistent with law or these By-Laws, as may be assigned to it by the Board of Directors.

23. Compensation of Committees. Compensation of committee members may be such as may be allowed by the Board of Directors.

ARTICLE IV.

Officers

24. Executive Officers. The Officers of this Corporation shall be a Chairman of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and other such officers as the Board of Directors may deem necessary or expedient for the proper conduct of the business of the Corporation. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Each such officer shall hold office for a term of one year and thereafter until his successor is elected and qualified, or until his death, resignation, or removal.

25. Chairman of the Board of Directors. The Chairman of the Board of Directors shall have general direction over the policies and affairs of the Corporation. He shall, when present, preside at all meetings of stockholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board or the President may be the Chief Executive Officer of the Corporation.

26. President. The President shall have general and active management of the business operations of the Corporation. The President may also be the Chairman of the Board of Directors and the Chief Executive Officer of the Corporation. He shall keep the Board of Directors informed concerning all matters within his knowledge which the interests of the Corporation may require to be brought to their notice. He shall have prepared annually a full and true statement of the affairs of the Corporation which shall be submitted to the stockholders at the Annual Meeting and he shall have additional powers, obligations, and duties as may be assigned to him by the Board of Directors. The President or an Executive Vice President may be the Chief Operating Officer of the Corporation.

27. Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall have all such powers and duties as may be assigned to them by the President or the Board of Directors. In the absence of the President and the Chairman of the Board, an Executive Vice President or Vice President may be designated to perform the duties and functions of the President.

28. Secretary. The Secretary shall keep a full and accurate record of all meetings of the stockholders and directors, and shall have the custody of all books and papers belonging to the Corporation which are located in its principal office. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and all other notices required by law or by these By-Laws. He shall be the custodian of the corporate seal or seals; he shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same; and in general, he shall perform all duties ordinarily incident to the office of a Secretary of a Corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

29. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors whenever requested, an account of the financial condition of the Corporation; and in general, shall perform all the duties ordinarily incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or by the President.

30. Subordinate Officers. The Board of Directors may elect such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, and shall have such authority and perform such duties, as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint subordinate officers and to prescribe the powers and duties thereof.

31. Duties of Subordinate Officers. In addition to any other duties prescribed by the Board of Directors, a subordinate officer, if directed by the Board of Directors, shall perform all or any part of the duties herein granted any officer.

32. Compensation. The Board of Directors shall have power to fix the compensation of all officers and employees of the Corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers, or may appoint a committee to fix the salaries of all officers and may appoint an individual to fix the salaries of employees.

33. Officers Holding More Than One Office. Two or more offices (except that of President and Vice President) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

34. Removal. The Board of Directors shall have power at any regular or special meeting to remove any officer with or without cause, and such action shall be conclusive on the officer so removed. Any officer appointed by another officer may be removed, with or without cause, by such appointing officer.

35. Vacancies. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

ARTICLE V.

Power to Sign Papers and Instruments of Corporation

36. The Board of Directors, from time to time, shall have full power and authority to appoint such officer or officers, agent or agents, as it shall deem necessary, proper, or expedient, to sign all deeds, mortgages, bonds, indentures, contracts, checks, drafts, notes, obligations, orders for the payment of money, and other instruments, papers, or documents which may be necessary, proper or expedient in order to carry on the business of the Corporation.

ARTICLE VI.

Other Management Boards

37. The Board of Directors may provide for such other management boards as they deem proper, necessary, and desirable for efficient management of the Corporation’s business, and may discontinue or change the same at the Board’s pleasure. Each such management board shall have such power and perform such duties not inconsistent with law or these By-Laws, as may be assigned to it by the Board of Directors. Each such management board shall be governed by their own By-Laws, not inconsistent with law or these By-Laws.

38. Compensation of the other management boards, or members thereof, may be such as allowed by the Board of Directors or by a duly authorized individual or committee so authorized by the Board.

ARTICLE VII.

39. Fiscal Year. The fiscal year of the Corporation shall commence on whatever date is determined as most practical by the Board of Directors, and shall end twelve months thereafter.

ARTICLE VIII.

40. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends; or for repairing or maintaining any property of the Corporation; or for such other purposes as the Directors shall think conducive to the interests of the Corporation.

ARTICLE IX.

Stock

41. Certificates/Book Entry Registration. Shares of the capital stock of the Corporation may be evidenced by electronic book entry, or by certificate. Upon request of a stockholder, the Corporation shall issue a numbered certificate to the stockholder which describes the number and class of shares owned by the stockholder. Said certificate shall be signed and sealed by such officers and in such manner as may be authorized and directed by the Board of Directors.

42. Transfer of Shares. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof in person, or by his duly authorized attorney, and, in the case of stock evidenced by a certificate, by endorsement and surrender of the certificate.

43. Closing Books of the Corporation Against Transfer of Stock; Record Dates.

(a) The Board of Directors may fix a time not exceeding twenty (20) days preceding the date of any meeting of stockholders, any dividend payment date, or any date for the allotment of rights, during which the books of the Corporation shall be closed against the transfer of stock.

(b) In lieu of providing for the closing of the books against transfer of stock as aforesaid, the Board of Directors may fix in advance a time not exceeding ninety (90) days preceding any dividend date, or any date for the allotment of rights, as record date for the determination of the stockholders entitled to receive such dividend or rights, as the case may be, and, in that event, only stockholders of record on such date shall be entitled to receive such dividend or rights, as the case may be.

(c) The Board of Directors may fix in advance a time not exceeding ninety (90) days preceding any meeting of stockholders as record date for the determination of stockholders entitled to vote at a stockholders’ meeting to be called by the Board of Directors.

44. Mutilated, Lost or Destroyed Certificates. The holder of any mutilated certificate shall immediately notify the Corporation, and the Board of Directors may, in its discretion, authorize the issuance of a new certificate or certificates, or uncertificated shares, in place thereof upon such terms and conditions deemed advisable by the Board of Directors; provided, that the Board of Directors may delegate such power to any officer or officers or agents of the Corporation. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact.

45. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable, or other claim, or interest, in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

ARTICLE X.

Sundry Provisions.

46. Notices. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letterbox in a postage paid sealed wrapper, addressed to such director, officer of stockholder at such address as appears on the books of the Corporation, or in default of other address, to such director, officer, or stockholder at the General Post Office in Sparks, Maryland, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any director, officer or stockholder may waive any notice required to be given under these By-Laws.

47. Stock of Other Corporations. Shares of stock in other corporations owned or held by the Corporation may be voted by the Corporation by such officer, agent or proxy as the Board of Directors may from time to time appoint and, in the absence of such appointment, may be voted by the President or Vice President, or by proxy or proxies appointed by the President or a Vice President. Any and all proxies, waivers, consents and other instruments may be executed and any and all other action may be taken by the Corporation as owner or holder of shares of stock in other corporation by such officer, agent or proxy as the Board of Directors may appoint, or, in the absence of such appointment, by the President or a Vice President.

48. Indemnification.

(a) The Corporation shall indemnify (i) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses provided by such laws; (ii) its officers to the same extent it shall indemnify its directors; and (iii) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

(b) This by-law shall not limit any rights of any person with respect to facts and circumstances occurring or proceedings arising prior to the effective date to the extent such rights are consistent with law applicable to the time in question. Repeal or modification of this Section 48(b) or the relevant law shall not affect adversely any rights or obligations then existing with respect to any facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such facts.

49. Amendments.

(a) Except as hereinafter provided, these By-Laws, or any of them, or any additional or amended By-Laws, may be altered or repealed and any By-Laws may be adopted at any regular meeting of the Board of Directors without notice, or at any special meeting, the notice of which shall set forth the terms of the proposed amendments, by the vote of a majority of the entire Board.

(b) This Section 49 of the By-Laws relating to amendments may be amended only at a regular meeting of stockholders without notice, or at a special meeting of stockholders, the notice of which shall set forth the terms of the proposed amendment, in either case by the vote of a majority of the votes entitled to be cast in the aggregate by all stockholders present in person or by proxy at such meeting.